Exhibit 99.1

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) dated effective June 23, 2004, is entered into by and between NEKTAR THERAPEUTICS (FORMERLY KNOWN AS INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation (“Nektar”), SCIMED PROP III, INC., a California corporation (“General Partner”), 201 INDUSTRIAL PARTNERSHIP, a California general partnership (“201 Limited Partner”) and INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership (“Partnership”) with reference to the following  facts:

Recitals

A.                                   Nektar, Partnership and Bernardo Property Advisors, Inc., a California corporation, entered into an Agreement for the Contribution of 201 Industrial Road Project as of September 14, 2000, which provided for, among other things, (i) the contribution of certain real property, commonly known as 201 Industrial Road, San Carlos, California (the “Real Property”), by Nektar to the Partnership in return for Nektar receiving a 49.0% limited partnership interest in the Partnership, and (ii) Partnership, as “Landlord,” and Nektar, as “Tenant,” entering into a Build-to-Suit Lease Agreement for the Real Property (the “Lease”).  General Partner is currently the sole general partner of the Partnership and 201 Limited Partner and Nektar are the sole limited partners of the Partnership.

B.                                     In contemplation of and contingent upon a successful closing of the proposed initial public offering of equity securities in BioMed Realty Trust, Inc., a Maryland corporation (the “REIT”), the parties hereto propose to enter into the transactions set forth in this Agreement.

C.                                     Pursuant to separate documents and concurrently with the Closing (defined below), General Partner, intends to assign its general partnership interest in the Partnership to BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), an operating entity which is controlled by the REIT.

D.                                    The parties now desire to enter into this Agreement for the redemption of Nektar’s limited partnership interest in the Partnership, the repayment of an outstanding loan made by Nektar to the Partnership in the original principal amount of $3,000,000 pursuant to the Agreement of Limited Partnership of the Partnership, and the modification of the Lease, all as more particularly set forth herein.

Agreement

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.  Cash Consideration Payable to Nektar.  In partial consideration for the covenants and agreements contained herein, at the Closing (as defined below) the Partnership shall pay to Nektar the sum of $19,500,000, less the amount of Nektar’s capital account balance in the Partnership to be paid to Nektar pursuant to Section 3 below, plus any Operating Cash Flow and Extraordinary Cash Flow (as defined in the Limited Partnership Agreement) distributable pursuant to Sections 8(b) and 8(c) of the Limited Partnership Agreement arising from the period prior to the Closing and which was not distributed by the Partnership to Nektar prior to the Closing.

2.  Repayment of Loan. At the Closing, the Partnership shall repay all principal and interest then due and owing to Nektar from the Partnership pursuant to that certain promissory note in the original principal amount of  Three Million Dollars ($3,000,000) executed by the Partnership in favor of Nektar pursuant to Section 6(d) of the Agreement of Limited Partnership of the Partnership.

3.  Transfer of Limited Partnership Interest; Return of Capital.  At the Closing, Nektar shall transfer its entire limited partnership interest in the Partnership to the Partnership in complete termination of Nektar’s interest in the Partnership and the Partnership shall repay to Nektar the amount of Nektar’s capital account balance as of the date of the Closing plus the amount of any accrued and unpaid Distributions payable to Nektar not reflected in Nektar’s capital account balance.  The amounts paid by the Partnership to Nektar pursuant to this Agreement shall be in full and complete satisfaction of all obligations of Nektar under the Agreement of Limited Partnership of the Partnership and all amounts due to Nektar pursuant to Nektar’s position as a Limited Partner of the Partnership or under any provisions of the Agreement of Limited Partnership of the Partnership.

4.  Modification of the Lease.  Effective at the Closing, Nektar and the Partnership shall modify the Lease and shall execute the Amended and Restated Lease Agreement  attached hereto as Exhibit “A” (the “Amended and Restated Lease”).

5.  Conditions Precedent.

(a)  This entire Agreement and each of the covenants and agreements of each party contained herein shall be contingent upon the closing of the proposed initial public offering of equity securities of the REIT as described in that Form S-11 Registration Statement filed with the U.S. Securities and Exchange Commission (File No. 333-115204). If such initial public offering fails to occur or does not occur prior to October 31, 2004, this Agreement shall be null, void and of no effect.  The Partnership shall provide prompt notice to Nektar if the anticipated closing of such initial public offering on or before October 31, 2004 reasonably appears in doubt.  Partnership covenants and agrees to give Nektar notice of any event or series of events which makes it unlikely that such initial public offering will fail to occur by such date.

(b)  Notwithstanding anything in this Agreement to the contrary, Partnership’s obligations under this Agreement shall be subject to and contingent upon the satisfaction of the following conditions precedent on or before the Closing, any or all of which may be waived by Partnership in its sole discretion:

(i)                                     Nektar shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Nektar as of the Closing;

(ii)                                  No proceeding shall have been commenced against Nektar under the federal Bankruptcy Code or any state law for relief of debtors;

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(iii)                               Nektar shall have executed and delivered to Partnership an Estoppel Certificate in substantially the form set forth in Exhibit “B” attached hereto;

(iv)                              Nektar shall provide written consents in form reasonably acceptable to Partnership of the transfers of the General Partner’s interest in the Partnership (as contemplated in Recital C above);

(c)  Notwithstanding anything in this Agreement to the contrary, Nektar’s  obligations under this Agreement shall be subject to and contingent upon the satisfaction of the following conditions precedent on or before the Closing, any or all of which may be waived by Nektar in its sole discretion:

(i)                                     Partnership, General Partner and 201 Limited Partner shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by each of them as of the Closing;

(ii)                                  No proceeding shall have been commenced against Partnership, General Partner or 201 Limited Partner under the federal Bankruptcy Code or any state law for relief of debtors;

(iii)                               General Partner and 201 Limited shall provide written consents in form reasonably acceptable to Nektar the transfers contemplated herein.

6.  Covenants Warranties and Representations.

(a)  Nektar’s Covenants, Warranties and Representations.

(i)                                     Nektar has good and marketable legal and beneficial title, free and clear of any liens or encumbrances, to the entire 49.00% Limited Partnership interest standing in Nektar’s name on the books of the Partnership;

(ii)                                  Upon consummation of the transactions contemplated herein Nektar will transfer to Partnership all right, title and interest to the entire 49.00% Limited Partnership interest standing in Nektar’s name on the books of the Partnership;

(iii)                               Nektar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(iv)                              Nektar has the power and authority to enter into and perform this Agreement;

(v)                                 The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the corporate charter or other governing documents of Nektar;

(vi)                              This Agreement has been duly executed and delivered by Nektar and constitutes the legal, valid and binding obligation of Nektar enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief

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of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(vii)                           Nektar has had a full opportunity to seek any information regarding the current and future prospects of the Partnership, to review such information and to ask such questions as it deems appropriate of representatives of Partnership, and has received satisfactory answers to all such questions.

(b)  Partnership’s Covenants, Warranties, and Representations.

(i)                                     Partnership is a California limited partnership duly organized, validly existing and in good standing under the laws of the State of California;

(ii)                                  Partnership has the power and authority to enter into and perform this Agreement;

(iii)                               The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the corporate charter or other governing documents of General Partner;

(iv)                              This Agreement has been duly executed and delivered by the Partnership and constitutes the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)  General Partner’s Covenants, Warranties, and Representations.

(i)                                     General Partner  is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)                                  General Partner has the power and authority to enter into and perform this Agreement;

(iii)                               The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the Agreement of Limited Partnership or Certificate of Limited Partnership of the Partnership;

(iv)                              This Agreement has been duly executed and delivered by General Partner and constitutes the legal, valid and binding obligation of General Partner enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d)  201 Limited Partner’s Covenants, Warranties, and Representations.

(i)                                     201 Limited Partner is a California limited partnership duly organized, validly existing and in good standing under the laws of the State of California;

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(ii)                                  201 Limited Partner has the power and authority to enter into and perform this Agreement;

(iii)                               The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the Agreement of Limited Partnership or Certificate of Limited Partnership of   201 Limited Partner;

(iv)                              This Agreement has been duly executed and delivered by 201 Limited Partner and constitutes the legal, valid and binding obligation of 201 Limited Partner enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

7.  Pre-Closing Covenants

(a)  Partnership’s Actions Prior to the Closing.  During the period from the date of this Agreement to the Closing, the Partnership will conduct its business and operations according to its ordinary course of business consistent with past practice and not take any action in violation of the Lease.

(b)  Nektar’s Actions Prior to the Closing.  During the period from the date of this Agreement to the Closing, Nektar will not encumber or transfer any interest in the Partnership, nor take any action in violation of the Lease.

8.  The Closing.

(a)  Time of Closing.  The closing of the transactions contemplated in this Agreement (the “Closing”) shall occur at the offices of the Partnership or such other place as reasonably determined by the Partnership.  The Closing shall occur concurrently with the closing of the initial public offering of the REIT, as specified in Section 5(a) above, and after the occurrence of the conditions precedent set forth in Section 5.

(b)  Deliveries at the Closing.

(i)                                     Deliveries by Nektar.  At the Closing, Nektar shall deliver to Partnership the following:

(A)                              An executed Amended and Restated Lease, as contemplated in Section 4 above;

(B)                                An executed Estoppel Certificate, as contemplated in Section 5(b)(iii) above;  and

(C)                                Nektar’s consents to the assignments of the General Partnership interest as contemplated in Section 5(b)(iv) above.

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(ii)                                  Deliveries by Partnership.  At the Closing, the Partnership shall deliver to Nektar the following:

(A)                              An executed Amended and Restated Lease, as contemplated in Section 4 above;

(B)                                All sums due to Nektar as specified under this Agreement; and

(C)                                General Partner’s and 201 Limited Partnership’s consents to the assignments contemplated in this Agreement.

(c)  Further Documentation.  At or following the Closing, Partnership and Nektar each shall execute any certificate or other instruments required by law or local custom or otherwise reasonably requested by the other party to effect the transaction contemplated by this Agreement.

9.   Withdrawal.  Upon the consummation of the transactions contemplated herein at the Closing, Nektar shall withdraw as a limited partner of the Partnership and shall no longer be a partner of the Partnership.

10.  Indemnification.

(a)  As a material inducement for Nektar entering into this Agreement, the Partnership agrees to indemnify and hold harmless Nektar from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, “Losses”) out of, based upon, attributable to, or resulting from:

(i)                                     the ownership of limited partnership interests in the Partnership or having taken or failed to take any action in the capacity of a limited partner of the Partnership on behalf of the Partnership or in connection with the Partnership or its business;

(ii)                                  the failure of any of the representations and warranties of the Partnership, the General Partner or 201 Limited Partner contained herein to be true and correct in all material respects; and

(iii)                               all claims, actions, suits, proceedings, investigations, demands and assessments incident to any of the foregoing.

(b)  As a material inducement for the Partnership entering into this Agreement, Nektar agrees to indemnify and hold the Partnership harmless from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

(i)                                     the failure of any of the representations and warranties of Nektar contained herein to be true and correct in all material respects; and

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(ii)                                  all claims, actions, suits, proceedings, investigations, demands and assessments incident to any of the foregoing.

(c)  Notwithstanding the foregoing, this Section 10 shall not modify Nektar’s or 201 Limited Partnership’s obligations under the original Lease or the Amended and Restated Lease.

11.  Miscellaneous

(a)  Brokerage Commissions and Finder’s Fees.  Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a commission, finder’s fee, acquisition fee or other commission-type compensation (collectively, “Commissions”) based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for Commissions by any person or entity based upon such acts.

(b)  This Agreement shall not be altered, changed, modified, or amended in any respect except by a writing executed by the parties hereto.

(c)  This Agreement is made and entered into in the County of San Mateo, State of California (California), and shall, in all respects, be interpreted, enforced, and governed by and under the laws of California.  Nektar and Partnership hereby irrevocably:  (a) elect to avail themselves of the privilege of doing business in California with respect to the subject transactions; (b) acknowledge that their contacts with California are sufficient to justify the assumption of jurisdiction over them by the courts of California; (c) submit to the jurisdiction of all California courts (both Federal and State) in any action concerning the subject transactions; and (d) acknowledge that, with respect to the subject transactions, they are doing business within the judicial district of the United States District Court for the Northern District of California.

(d)  Paragraph captions have been inserted in this Agreement as a matter of convenience for reference only, and shall not be used in the interpretation of this Agreement.

(e)  This Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

(f)  This Agreement memorializes and constitutes the final expression and the complete and exclusive statement of agreement and understanding between the parties.  It supersedes and replaces all prior negotiations, proposed agreements, and agreements, whether written or unwritten.  Each of the parties to this Agreement acknowledges that it has not executed this Agreement in reliance upon any promise, representation, statement, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement nor in reliance upon any belief as to any fact not expressly recited herein.

(g)  Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or other reputable

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overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows:

TO PARTNERSHIP:	INHALE 201 INDUSTRIAL ROAD, L.P.
c/o Bernardo Property Advisors
17140 Bernardo Center Drive, Suite 195
San Diego, CA 92128
	Attention:	Alan D. Gold
	Fax No.	(858) 485-9843
	Phone No.	(858) 485- 9840

with copies to:	David J. Dorne, Esq.
SELTZER CAPLAN McMAHON VITEK
750 B Street, Suite 2100
San Diego, California 92101
	Fax No.	(619) 685-3100
	Phone No.	(619) 685-3003

TO NEKTAR:	NEKTAR THERAPEUTICS
150 Industrial Road
San Carlos, California 94070
Attn: A. Bansal
Chief Financial Officer
	Fax No.	(650) 631-3150
	Phone No.	(650) 631-3100

NEKTAR THERAPEUTICS
150 Industrial Road
San Carlos, California 94070
Attn: Paula Kasler
Associate General Counsel
	Fax No.	(650) 631-3150
	Phone No.	(650) 631-3100

with copies to:	GREENBERG TRAURIG, LLP
Attn: Toni Wise, Esq.
2000 University Avenue
East Palo Alto, California 94303
	Fax No.	(650) 328-8500
	Phone No.	(650) 328-8508

Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by “next business day” Federal Express or other reputable overnight courier service, the next business day after being sent; or (c) if sent by facsimile transmission, the date transmitted to the person to receive such notice if sent by 5:00 p.m. Pacific Time and the next business day if sent after 5:00 p.m. Pacific Time, provided in either case that there is evidence of such transmission printed by the sending

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machine.  Any notice sent by facsimile transmission must be confirmed by personally delivering or mailing a copy of the notice sent by facsimile transmission.  Any party may change its address for notice by written notice given to the other at least three (3) business days before the effective date of such change in the manner provided in this Section.

(h)  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

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(i)  Time is of the essence of every provision contained in this Agreement.

In witness whereof, the Parties have executed this Agreement as of the date first above written.

NEKTAR:	NEKTAR THERAPEUTICS (formerly known as Inhale Therapeutic Systems, Inc.), a Delaware corporation

	By:	/s/ Ajit S. Gill
	Name:	Ajit S. Gill
	Title:	President and Chief Executive Officer

	By:	/s/ Ajay Bansal
	Name:	Ajay Bansal
	Title:	Vice President, Finance and Administration and Chief Financial Officer

PARTNERSHIP:	INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership

	By:	SciMed Prop III, Inc., a California corporation

		By:	/s/ Alan Gold
Name: Alan Gold
		Title:	President

		By:	/s/ Gary A. Kreitzer
Name: Gary A. Kreitzer
		Title:	Executive Vice President

[CONTINUED ON NEXT PAGE]

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GENERAL PARTNER:	SCIMED PROP III, Inc., a California corporation

		By:	/s/ Alan Gold
		Name:	Alan Gold
		Title:	President

		By:	/s/ Alan Gold
		Name:	Alan Gold
		Title:	President

201 LIMITED PARTNER	201 INDUSTRIAL PARTNERSHIP, a California general partnership

	By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	Executive Vice President

	By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	Executive Vice President

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Exhibit “A”

Form of Amended and Restated Lease

AMENDED AND RESTATED

BUILT-TO-SUIT LEASE

By and Between

Inhale 201 Industrial Road, L.P.

a California Limited Partnership, as

LANDLORD

And

Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.),

a Delaware Corporation, as

TENANT

201 Industrial Road

San Carlos, CA 94070

Table of Contents

1.	PROPERTY.
	1.1	Lease of Premises.
		(a)	Buildings, Real Property, Improvements.
		(b)	Use of Common Areas.
	1.2	[Deleted].

2.	TERM.
	2.1	Term.
	2.2	[Deleted].
	2.3	[Deleted].
	2.4	Acknowledgement of Rent Commencement.
	2.5	Holding Over.
	2.6	Options To Extend Term.

3.	RENTAL.
	3.1	Minimum Rental.
		(a)	Commencement of Rental Obligations for Phase 1.
		(b)	Commencement of Rental Obligations for Phase 2A.
		(c)	Rental Amounts for Phase 1A, Phase 1B, and Phase 2A: Annual Increases.
		(d)	Rental Amounts During First Extended Term.
		(e)	Rental Amounts During Second Extended Term.
	3.2	Late Charge.

4.	PARKING.

5.	CONSTRUCTION.
	5.1	Construction of Improvements.
		(a)	Base Building Work; Performance and Payment.
		(b)	Tenant’s Work; Phase 2A Improvements.
		(c)	Compliance with Law.

6.	TAXES.
	6.1	Personal Property.
	6.2	Real Property Taxes.
		(a)	Real Property Taxes.
		(b)	Protests.
		(c)	Refunds.
		(d)	Other Taxes.
		(e)	Tax and Insurance Escrows.

7.	OPERATING EXPENSES.
	7.1	Payment of Operating Expenses.
		(a)	Tenant’s Operating Cost Share.
		(b)	Adjustment of Tenant’s Operating Cost Share.

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	7.2	Definition of Operating Expenses.
(a) Inclusions.
(b) Exclusions.
	7.3	Determination of Operating Expenses.
	7.4	Final Accounting For Lease Year.
(a) Annual Statement.
(b) Audit Rights.
	7.5	Proration.
	7.6	Reserve Account.
	7.7	Property Management Fee.

8.	UTILITIES.
	8.1	Payment.
	8.2	Interruption.

9.	ALTERATIONS.
	9.1	Right To Make Alterations.
	9.2	Title To Alterations.
	9.3	Tenant Fixtures and Personal Property.
	9.4	No Liens.
	9.5	Signs.

10.	MAINTENANCE AND REPAIRS.
	10.1	Tenant’s Obligation for Maintenance.
(a) Good Order, Condition and Repair.
(b) [Deleted].
(c) Landlord’s Remedy.
(d) Condition Upon Surrender.
	10.2	Landlord’s Obligation for Maintenance.
(a) Good Order, Condition and Repair.
(b) No Abatement.
(c) Landlords’ Right of Entry for Repairs.

11.	USE OF PROPERTY.
	11.1	Permitted Use.
	11.2	No Nuisance.
	11.3	Compliance With Laws.
	11.4	Environmental Matters.
(a) Definition of Hazardous Materials.
(b) Tenant’s Obligations Re: Hazardous Substances.
(c) Tenant’s Indemnity.
(d) Survival.

12.	INSURANCE AND INDEMNITY.
	12.1	Landlord’s Insurance.
	12.2	Tenant’s Insurance.
(a) Commercial General Liability Insurance.
(b) Tenant’s Risk.
(c) Other Insurance.

	12.3	Insurers; Primary Insurance.
	12.4	Blanket Policy.
	12.5	Deductibles.
	12.6	Certificates.
	12.7	Adjustment in the Event of Loss.
	12.8	Proration Upon Termination.
	12.9	Waiver of Subrogation.
	12.10	Indemnification.
(a) Tenant’s Indemnification Obligations.
(b) Landlord’s Indemnification Obligations.
	12.11	Limitation on Landlord Liability.

13.	SUBLEASE AND ASSIGNMENT.
	13.1	Assignment and Sublease of Building.
(a) Consent Required.
(b) Permitted Transfers.
(c) Consent Required.
(d) Procedure to Obtain Consent.
(e) Sublease of Phase 2A.
	13.2	Rights of Landlord: Effect of Landlord’s Consent.
	13.3	Advertising.
	13.4	Writing Required.
	13.5	Transfer Premiums.

14.	RIGHT OF ENTRY AND QUIET ENJOYMENT.
	14.1	Right of Entry.
	14.2	Quiet Enjoyment.

15.	CASUALTY AND TAKING.
	15.1	Damage or Destruction.
(a) Termination Rights.
(b) Limitations on Parties’ Obligations.
(c) Entitlement to Insurance Proceeds.
(d) Abatement of Rent.
	15.2	Condemnation.
(a) Termination Rights.
(b) Limitations on Parties’ Obligations.
	15.3	Reservation of Compensation.
	15.4	Restoration of Improvements.

16.	DEFAULT.
	16.1	Events of Default.
(a) Nonpayment.
(b) Other Obligations.
(c) General Assignment.
(d) Bankruptcy.
(e) Receivership.
(f) Attachment.

(g) Insolvency.
	16.2	Remedies Upon Tenant’s Default.
(a) Re-entry; Termination.
(b) Continuation of Lease.
(c) Remedies.
	16.3	Remedies Cumulative.
	16.4	Landlord’s Default.

17.	SUBORDINATION, ATTORNMENT AND SALE.
	17.1	Subordination to Mortgage.
	17.2	Sale of Landlord’s Interest.
	17.3	Estoppel Certificates.

18.	SECURITY.
	18.1	Deposit.
	18.2	Pledge of Security Deposit.

19.	MISCELLANEOUS.
	19.1	Notices.
	19.2	Successors and Assigns.
	19.3	No Waiver.
	19.4	Severability.
	19.5	Litigation Between Parties.
	19.6	Surrender.
	19.7	Interpretation.
	19.8	Entire Agreement.
	19.9	Governing Law.
	19.10	No Partnership.
	19.11	Financial Information.
	19.12	Costs.
	19.13	Time.
	19.14	Brokers.
	19.15	Memorandum of Lease.
	19.16	Corporate Authority.
	19.17	Execution and Delivery.
	19.18	Survival.
	19.19	Waiver of Jury Trial.
	19.20	Exclusivity.
	19.21	Tenant’s Remedies.
	19.22	Security Measures.

EXHIBITS

Exhibit A	Real Property Description

Exhibit B	Site Plan

Exhibit C	Work Letter

AMENDED AND RESTATED

BUILD-TO-SUIT LEASE

THIS AMENDED AND RESTATED  BUILD-TO-SUIT LEASE (“Lease”) is made and entered into as of                    , 2004 by and between INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership (“Landlord”), and NEKTAR THERAPEUTICS (FKA INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation (“Tenant”).

RECITALS

A.                                    Contribution Agreement.  Tenant and Landlord entered into that certain Contribution Agreement dated as of September 14 2000 (the “Contribution Agreement”) pursuant to which, among other things:  (i) Tenant agreed to contribute, and Landlord agreed to accept, inter alia, that certain real property situated at 201 Industrial Road, San Carlos, California, as partially improved by Tenant (the “Real Property”); and (ii) the parties agreed to enter into a lease (the “Original Lease”) as of the date of closing under the Contribution Agreement.  The Real Property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

B.                                    Build-to-Suit.  Pursuant to the lease and the plans, specifications, and other documents required hereby, Landlord constructed and/or completed certain improvements on the Real Property, including (i) two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area and two lower stories primarily of parking for the foregoing buildings as well as for adjacent property currently leased and occupied by Tenant located at 150 Industrial Road; (ii) site improvements; and (iii) certain other improvements.

C.                                    Amendment and Restatement.  The Landlord and Tenant now desire to amend and restate the Original Lease as set forth in this Lease to provide for certain modifications, including the deletion of Tenant’s rights respecting Phase 2B and certain other modifications, in complete replacement of the Original Lease entered into in connection with the Contribution Agreement.

D.                                    Definitions.  Unless the context otherwise specifies or requires for the purpose of this Lease, all words and phrases having their initial letters capitalized herein shall have the meanings set forth below:

Affiliate of Tenant:  shall have the meaning assigned in Section 13.1(b).

Building Cost:  shall have the meaning assigned in Section 18.2.

Building 1:  shall have the meaning assigned in Section 1.1(a)(ii).

Building 1 Termination Date:  shall have the meaning assigned in Section 2.1.

Building 2:  shall have the meaning assigned in Section 1.1(a)(ii).

Building 2 Termination Date:  shall have the meaning assigned in Section 2.1.

Buildings:  shall have the meaning assigned in Section 1.1(a).

Common Areas:  shall mean the Interior and Exterior Common Areas, collectively, as indicated in Section 1.1 (a)(x).

Cosmetic Alterations:  shall have the meaning assigned in Section 9.1.

Effective Date:  shall have the meaning assigned in Section 2.1.

Exterior Common Areas:  shall have the meaning assigned in Section 1.1(a)(viii).

Fair Market Rental:  shall have the meaning assigned in Section 3.1(d).

Hazardous Materials:  shall have the meaning assigned in Section 11.4(a).

HVAC:  shall have the meaning assigned in Section 7.2(a).

Improvements:  shall have the meaning assigned in Section 1.1(a)(vii).

Interior Common Areas:  shall have the meaning assigned in Section 1.1(a)(ix).

Landlord:  shall have the meaning assigned in the Introduction.

Lease Year:  shall have the meaning assigned in Section 7.3.

Lease:  shall have the meaning assigned in the Introduction.

Minimum Rental:  shall have the meaning assigned in Section 3.1(c).

Operating Expenses:  shall have the meaning assigned in Section 7.2(a).

Parking Lease:  shall have the meaning assigned in Section 1.1(a).

Permitted Transfer:  shall have the meaning assigned in Section 13.1(b).

Phase 1A:  shall have the meaning assigned in Section 1.1(a)(iii).

Phase 1B:  shall have the meaning assigned in Section 1.1(a)(iv).

Phase 2A:  shall have the meaning assigned in Section 1.1(a)(v).

Phase 2B:  shall have the meaning assigned in Section 1.1(a)(vi).

Phase 1 Rent Commencement Date:  shall have the meaning assigned in Section 2.4.

Phase 2A Rent Commencement Date:  shall have the meaning assigned in Section 2.4.

Premises:  shall have the meaning assigned in Section 1.1(a).

Prevailing Party:  shall have the meaning assigned in Section 19.5.

Project:  shall have the meaning assigned in Section 1.1(a)(vii).

Real Property:  shall have the meaning assigned in Recital A.

Rent Commencement Date:  shall mean the Phase 1 Rent Commencement Date, or Phase 2A Rent Commencement Date, as defined in Section 2.4.

Requesting Party:  shall have the meaning assigned in Section 17.3.

Requirements:  shall have the meaning assigned in Section 11.3.

Responding Party:  shall have the meaning assigned in Section 17.3.

Security Deposit:  shall have the meaning assigned in Section 18.1.

Site Plan:  shall have the meaning assigned in Section 1.1(a)(ii).

Tenant:  shall have the meaning assigned in the Introduction.

Tenant Improvements:  shall mean improvements to or within the Premises, other than improvements constructed by Landlord as part of the Building, constructed from time to time by Tenant.

Tenant’s Operating Cost Share:  shall have the meaning assigned in Section 7.1(a).

Tenant’s Exterior Common Area Operating Cost Share:  shall have the meaning assigned in Section 7.1(a).

Term:  shall have the meaning assigned in Section 2.1.

Usable Square Feet:  shall mean, with respect to each Phase shall mean the square feet indicated in Section 1.1(a) below.

THE PARTIES AGREE AS FOLLOWS:

1.                                      PROPERTY.

1.1          Lease of Premises.

(a)                                  Buildings, Real Property, Improvements.  Subject to the Parking Lease dated as of September      , 2000 (the “Parking Lease”) by and between Landlord and Tenant,

Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, Phase 1A, Phase 1B, and Phase 2A (all as defined below and referred to collectively herein as the “Premises”).  Upon the Building 2 Termination Date, the Premises shall consist of Phase 1A and Phase 1B only. The Premises, together with Phase 2B, were constructed by Landlord; and are located in two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area for office and laboratory research and development and two lower stories primarily of parking (collectively, the “Buildings” and each a “Building”).  The Buildings were constructed on the Real Property in connection with the Project.

(i)                                     The Real Property is located at 201 Industrial Road in the City of San Carlos, County of San Mateo, State of California.

(ii)                                  The location of the Buildings on the Real Property is substantially as shown on the site plans attached hereto as Exhibit B (the “Site Plan”); the first Building to be constructed (“Building 1”) was constructed on the Real Property in the location depicted on the Site Plan, and the second Building was constructed (“Building 2”) on the Real Property in the location depicted on the Site Plan.

(iii)                               The term “Phase 1A” shall refer to that portion of Building 1 consisting of approximately 39,077 rentable square feet (37,703 usable square feet) located on the fourth floor and the approximately 964 rentable square feet (930 usable square feet) located on the second floor and shown on the Site Plan.

(iv)                              The term “Phase 1B” shall refer to that portion of Building 1 consisting of approximately 39,876 rentable square feet (38,474 usable square feet) located on the third floor and shown on the Site Plan.

(v)                                 The term “Phase 2A” shall refer to that portion of Building 2 consisting of approximately 45,574 rentable square feet (43,972 usable square feet) located on the third floor and shown on the Site Plan.

(vi)                              The term “Phase 2B” shall refer to that portion of Building 2 consisting of approximately 46,474 rentable square feet (44,840 usable square feet) located on the fourth floor and shown on the Site Plan.

(vii)                           The Buildings and the other improvements to be constructed on the Real Property in connection with the Project, including the Common Areas (defined below), are sometimes referred to collectively herein as the “Improvements.” The “Project,” when completed, will consist of the Real Property and the Improvements.

(viii)                        The parking areas (whether inside or outside the Buildings), courtyard, driveways, sidewalks, landscaped areas and other portions of the Project, including any areas leased under the Parking Lease, that lie outside the exterior walls of the Buildings to be constructed on the Real Property, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Exterior Common Areas.”

(ix)                                The term “Interior Common Areas” shall refer to the interior lobby, elevators, stairwells, utility risers, and any mechanical rooms located outside any tenant’s premises in the Buildings.

(x)                                   The term “Common Areas” shall refer collectively to the Exterior Common Areas and the Interior Common Areas

(b)                                 Use of Common Areas.  As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, courtyard, sidewalks, landscaped areas, lobbies, elevators, stairwells, utility risers, any mechanical rooms located outside any tenant’s premises, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Real Property and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Real Property, subject however to the rights granted under the Parking Lease and any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

1.2                               [Deleted].

2.                                      TERM.

2.1                               Term.  The term of this Lease (as it may be extended from time to time, the “Term”) shall commence upon mutual execution of this Lease by Landlord and Tenant (the “Effective Date”) and shall terminate on August 31, 2016 as to Phase 1A and Phase 1B (as it may be extended pursuant to Section 2.6, below, the “Building 1 Termination Date”), and                                        [three years from the Effective Date] as to Phase 2A (the “Building 2 Termination Date”).

2.2                               [Deleted].

2.3                               [Deleted].

2.4                               Acknowledgement of Rent Commencement.  The Landlord and the Tenant agree that the following dates are the Phase 1 Rent Commencement Date and the Phase 2A Rent Commencement Date:

Phase 1 Rent Commencement Date: September 1, 2000 (under Original Lease).

Phase 2A Rent Commencement Date: October 6, 2002 (under Original Lease).

2.5                               Holding Over.       If Tenant holds possession of the Premises or any portion thereof after the Term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred and two percent (102%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than one hundred twenty (120) days prior written notice.  If Tenant holds possession of the Premises or any portion thereof after the Term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such holding over by Tenant.  Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof (except to the extent such delay is with Landlord’s prior written consent), including, but not limited to, any claims made by a succeeding tenant by reason of such delay.  Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6                               Options To Extend Term.  Tenant shall have the option to extend the Term of this Lease for Phase 1A and Phase 1B only (but not Phase 2A), at the Minimum Rental set forth in Section 3.1(b) and (c), below, and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of ten (10) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any.  Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least eighteen (18) months prior to the expiration of the initial term hereof, exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by written notice to Landlord at least eighteen (18) months prior to the expiration of the first extended term hereof.  If Tenant is in material default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease).  If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant.  Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the Term of this Lease beyond its prescribed term.

3.                                      RENTAL.

Tenant shall cause payment of Minimum Rental and other rent or charges to be received by Landlord on the first calendar day of each month of the Term of this Lease in lawful money of the United States, without offset or deduction, except as specifically provided herein.  All amounts payable by Tenant hereunder shall be deemed “Rent.”

3.1                               Minimum Rental.

(a)                                  Commencement of Rental Obligations for Phase 1.  Tenant’s Minimum Rental obligations with respect to Phase 1A and Phase 1B shall commence on the Phase 1 Rent

Commencement Date and Tenant’s Operating Expense Obligations with respect to Phase 1A and Phase 1B shall commence as of the Effective Date, and both shall end on the Building 1 Termination Date, unless sooner terminated or extended as hereinafter provided.

(b)                                 Commencement of Rental Obligations for Phase 2A.  Tenant’s Minimum Rental obligations with respect to Phase 2A shall commence on the Effective Date and Tenant’s Operating Expense obligations with respect to Phase 2A shall commence as of the Effective Date and both shall end on the Building 2 Termination Date, unless sooner terminated as hereinafter provided.

(c)                                  Rental Amounts for Phase 1A, Phase 1B, and Phase 2A:  Annual Increases.  Tenant shall pay to Landlord as minimum rental for the following Phases, in advance, without deduction, offset, notice or demand, on or before the respective Rent Commencement Date and on or before the first day of each subsequent calendar month of the Term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this Section 3.1 (“Minimum Rental”):

(i)                                     Phase 1A and 1B.  Beginning on the Phase 1 Rent Commencement Date, Tenant shall pay Minimum Rental for Phase 1 in an amount equal to $287,701.20 ($3.60 per sq. ft. multiplied by 79,917).

(ii)                                  Phase 2A.  Beginning on the Phase 2A Rent Commencement Date, Tenant shall pay Minimum Rental for Phase 2A in an amount equal to $164,066.40 ($3.60 per sq. ft. multiplied by 45,574).

(iii)                               [Deleted].

(iv)                              Annual Increases.  On the anniversary of each of September 1 of each year (as to the Phase 1 Rent) and October 6 of each year (as to the Phase 2A Rent), the then current Minimum Rental for the relevant Phase shall be increased by two percent (2%).

(v)                                 Partial Months.  If the obligation to pay Minimum Rental hereunder commences on other than the first day of a calendar month or if the Term of this Lease terminates on other than the last day of a calendar month, the Minimum Rental for such first or last month of the Term of this Lease, as the case may be, shall be prorated based on the number of days the Term of this Lease is in effect during such month.  If an increase in Minimum Rental becomes effective on a day other than the first day of a calendar month, the Minimum Rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(d)                                 Rental Amounts During First Extended Term.  If Tenant properly exercises its right to extend the Term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during the first year of the first extended term shall be equal to one hundred percent (100%) of the fair market rental value (as defined below), determined as of the commencement of such extended term in accordance with this paragraph.  Upon Landlord’s receipt of a proper notice of Tenant’s exercise of its option to extend the Term of this Lease, the parties shall have thirty (30) days in which to agree on the Fair Market Rental at the commencement of the first extended term for the uses permitted hereunder.  If the parties agree on such Fair Market Rental, they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental (including the indexed amounts applicable during subsequent years of the first extended term as described above in Section 3.1(c)(iv)).  If the parties are unable to agree on such rental within such thirty (30) day period, then within thirty (30) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the County in which the Real Property is located to appraise and set the Fair Market Rental for the Premises at the commencement of the first extended term in accordance with the provisions of this Section 3.1(d).  If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser.  If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a Fair Market Rental within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court of the County in which the Real Property is located for the appointment of a third qualified appraiser.  Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee.  The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity.  Within thirty (30) days after the appointment of the third appraiser, the third appraiser shall set the Fair Market Rental for the first extended term by selecting the appraised value determined by the first two appraisers which is closest to his own determination, and shall so notify the parties, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease.  For purposes of this Section 3.1(d), the “Fair Market Rental” of the Premises shall be determined with reference to the then prevailing market rental rates for properties in the City of San Carlos with improvements and common area improvements comparable to those then existing in the Premises and paid for by Landlord.

(e)                                  Rental Amounts During Second Extended Term.  If Tenant properly exercises its right to a second extended Term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term (including the rental increase provision for years after the first year of such second extended term), except that the determination shall be made as of the commencement of the second extended term.

3.2                               Late Charge.  If Tenant shall fail to pay, when the same is due and payable (after giving effect to any applicable notice and cure period), any rent or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of the Landlord at a rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due to the date of payment.  Tenant further acknowledges that late payment of rent will cause Landlord to incur certain costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine with certainty.  For this reason, in addition to interest, if Tenant shall fail to pay (which for purposes of this paragraph, “pay” shall mean actual receipt of the payment by Landlord) any installment of rent by the fifth (5th) day of the calendar month for which such installment is due, a late charge equal to five percent (5%) of the overdue installment of rent automatically shall be due without further notice, and shall be in addition to all other sums due.  The parties agree that this additional late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant

4.                                      PARKING.

Landlord and Tenant agree that the Common Areas of the Real Property shall include not less than 690 parking spaces.  Commencing on the Effective Date and ending on the Building 2 Termination Date, Tenant shall be entitled to 361 spaces, and commencing on the Building 2 Termination Date and ending on the Building 1 Termination Date, Tenant shall be entitled to 224 spaces, all in addition to those spaces provided in and subject to the Parking Lease.

5.                                      CONSTRUCTION.

5.1                               Construction of Improvements.

(a)                                  Base Building Work; Performance and Payment.  Landlord has constructed Building 1 and Building 2 pursuant to its obligations under the Original Lease and Landlord and Tenant agree, subject to Section 5.1(c) below, that Landlord’s obligations in connection with such construction have been fully and satisfactorily performed.

(b)                                 Tenant’s Work; Phase 2A Improvements.  Tenant has constructed Tenant Improvements within Phase 1A Phase 1B of the Premises in accordance with the prior lease, and may make such future improvements and modifications to the same as set forth herein.  Tenant and Landlord agreed under the Original Lease to provide Tenant with a Tenant improvement Allowance for tenant improvements within each Phase of the Premises equal to $100 per Usable Square Foot.  Tenant and Landlord agree that this obligation has been satisfied as to Phase 1, and further agree Landlord shall construct improvements to Phase 2A pursuant to that Work Letter attached hereto as Exhibit C, and that such improvements constructed pursuant to the Work Letter shall meet Landlord’s obligations as to $70 per Usable Square Foot of Phase 2A, or such higher amount per Usable Square Foot actually expended by Landlord in constructing improvements within Phase 2A.

(c)                                  Compliance with Law.    Landlord warrants to Tenant that the Base Building Work and any other improvements constructed by Landlord from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date or at the time such improvements are placed in service.  If it is determined that any of these warranties have been violated, then it shall be the obligation of the Landlord, after written notice from Tenant, to correct the conditions(s) constituting such violation promptly, at Landlord’s sole cost and expense.

6.                                      TAXES.

6.1                               Personal Property.  Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Premises.  Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof.  If at any time during the Term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Real Property, then such tax or assessment shall be paid by Tenant to Landlord within thirty (30) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 6.1.

6.2                               Real Property Taxes.

(a)                                  Real Property Taxes.  Commencing with the Effective Date and continuing for each calendar year, or tax year at Landlord’s option (such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses real property taxes), for the balance of the Lease Term, Tenant shall pay to Landlord the Tenant’s Operating Cost Share of all real property taxes, pursuant to Section 7.2(a) below.  Such sum for any partial year of the Lease Term shall be prorated on the basis of the number of days of such partial year. Landlord also shall provide Tenant with a copy of the applicable tax bill or tax statement from the taxing authority.  In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay the real property taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges caused by Tenant’s late payment.

(b)                                 Protests.  If the Premises are separately assessed, Tenant shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of real property taxes, any special assessment, or the validity of any real property taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (a) pay the taxes alleged to be due in their entirety and seek a refund from the appropriate authority, or (b) post bond in an amount sufficient to insure full payment of the real property taxes.  In any event, upon a final determination with respect to such contest or protest, Tenant shall promptly pay all sums found to be due with respect thereto.  In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing.  Any such contest or protest shall be at Tenant’s sole expense, and if any penalties, interest or late charges become payable with respect to the real property taxes as a result of such contest or protest, Tenant shall pay the same.

(c)                                  Refunds.  If Tenant obtains a refund as the result of Tenant’s protest or contest and subject to Tenant’s obligation to pay Landlord’s costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to Phase 1 or Phase 2A (to the extent occupied by Tenant) of the Premises during the Lease Term.

(d)                                 Other Taxes.  If at any time during the Lease Term under the laws of the United States Government, state, county or city, or any political subdivision thereof in which the Premises are situated, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord hereunder, such tax or excise shall be considered “real property taxes” for the purposes of this

Section 6.2, excluding, however, from such tax or excise any amount assessed against Landlord as state or federal income tax.

(e)                                  Tax and Insurance Escrows.  To the extent required by any lender of Landlord, Tenant shall timely pay all tax and insurance impound payments due on the Premises.

7.                                      OPERATING EXPENSES.

7.1                               Payment of Operating Expenses.

(a)                                  Tenant’s Operating Cost Share.

(i)                                     Commencing on the Effective Date through the Building 1 Termination Date or the Building 2 Termination Date, as applicable, Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental:  (i) an amount equal to Tenant’s Operating Cost Share multiplied by the Operating Expenses defined in Section 7.2, and (ii) an amount equal to Tenant’s Operating Cost Share multiplied by the Exterior Common Area Cost.

(ii)                                  [Deleted]

(iii)                               [Deleted].

(iv)                              The term “Tenant’s Operating Cost Share” means 72.98% through and until the Building 2 Termination Date and thereafter means 46.47% through and until the Building 1 Termination Date.   “Tenant’s Exterior Common Area Cost Share” shall be equal to the Tenant’s Operating Cost Share as established from time to time.

(b)                                 Adjustment of Tenant’s Operating Cost Share.  If at any time the percentage the gross square footage of the Premises as a part of the combined gross square footage of Buildings 1 and 2 should change, then Tenant’s Operating Cost Share shall be adjusted to be equal to the new percentage determined by dividing the new gross square footage of the Premises by the new gross square footage of Buildings 1 and/or 2  (as applicable).

7.2                               Definition of Operating Expenses.

(a)                                  Inclusions.  Subject to the exclusions and provisions hereinafter contained, the term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord or Tenant for operation and maintenance of the Buildings and the Real Property, including, without limitation, costs and expenses of:

(i)                                     insurance premiums for insurance carried by Landlord pursuant to Section 12.1 (which may include, at Landlord’s option, flood, earthquake or environmental remediation insurance), insurance deductibles, provided that any increase in premiums for flood, earthquake or environmental remediation coverage which is in excess of twenty five percent of the previous years’ premium shall not be included in Operating Expenses;

(ii)                                  the operation, repair and maintenance of the Building and Common Areas in a first class condition including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter in the Buildings and on the Real Property;

(iii)                               all Common Area utilities and services not separately metered to Tenant;

(iv)                              real and personal property taxes and assessments or substitutes therefor levied or assessed against the Real Property or any part thereof, including (but not limited to any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect;

(v)                                 supplies, equipment, utilities and tools used in the operation and maintenance of the Real Property;

(vi)                              capital improvements to the Real Property, the Improvements or the Buildings including, without limitation, all structural, roof, HVAC (defined as heating, ventilation, and air conditioning equipment and fixtures related thereto) serving the Common Areas, plumbing and electrical systems costing Seventy-Five Thousand Dollars ($75,000) or less, provided that the cost of all other capital improvements shall be amortized over the useful life of any such capital improvement (calculated in accordance with GAAP) and included in Operating Expenses;

(vii)                           [Deleted]

(viii)                        market rate lease costs for equipment; and

(ix)                                any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Real Property, Buildings or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declaration of covenants, conditions and restrictions now or hereafter affecting the Real Property or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1(b) hereof.

(b)                                 Exclusions.  Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

(i)                                     Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Real Property;

(ii)                                  The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

(iii)                               Any depreciation on the Buildings or on any other improvements on the Real Property;

(iv)                              Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Real Property or of any other property owned by Landlord;

(v)                                 Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or of any other lease relating to the Buildings or to any other portion of the Real Property;

(vi)                              Overhead profit increments paid to any subsidiary or affiliate of Landlord for services other than management on or to the Real Property, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

(vii)                           All interest, loan fees and other carrying costs related to any mortgage or deed of trust, and all rental and other amounts payable under any ground or underlying lease, or above market lease payments under any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Buildings and/or equipment the costs of which, if purchased, would be considered an amortizable Operating Expense under the provisions above, notwithstanding the capital nature of such equipment);

(viii)                        Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(ix)                                Advertising and promotional expenditures;

(x)                                   Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Real Property or any other property owned by Landlord, or due to Landlord’s gross negligence or willful misconduct;

(xi)                                Property management fees;

(xii)                             Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith other than that provided in connection with the initial construction of the Buildings or the Common Area improvements on the Real Property;

(xiii)                          Wages, salaries or other compensation paid to any executive employees above the grade of building manager;

(xiv)                         The cost of containing, removing or otherwise remediating any contamination of the Real Property  (including the underlying land and groundwater) by any toxic or Hazardous Materials (as defined in Section 11.4(a), below) for which Landlord is responsible under Section 11.4, below; and

(xv)                            Premiums for earthquake, environmental remediation or flood insurance coverage other than as permitted under Section 7.2(a), above.

(xvi)                         Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under Article 5 or Exhibit C, nor any costs attributable to the initial construction of the Buildings or of Common Area improvements on the Real Property.

7.3                               Determination of Operating Expenses.  During the last month of each calendar year of the Term of this Lease (“Lease Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof.  On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Phase 1 Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a pro rata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given.  If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than four percent (4%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

7.4                               Final Accounting For Lease Year.

(a)                                  Annual Statement.  Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)).  If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement.  Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b)                                 Audit Rights.  At any time within one hundred twenty (120) days after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records.  The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the County Superior Court in which the Real Property  is located upon the application of either Landlord or Tenant (with notice to the other party).  In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant.  The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied.  If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment.  All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.  Each party agrees to maintain the confidentiality of the findings of any such audit.

7.5                               Proration.  If the Rent Commencement Date for Phase 1 or Phase 2A falls on a day other than the first day of a Lease Year and/or if the Building 1 Termination Date or the Building 2 Termination Date falls on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365.  The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

7.6                               Reserve Account.  Tenant shall each month, commencing on the Phase 1 Rent Commencement Date and on the first day of each calendar month thereafter of the Lease term, deposit into a segregated, interest bearing bank account in a federally insured bank or savings institute an amount equal to one percent (1%) of the monthly rent due for that month, to provide for future replacements to improvements and fixtures within the Premises (the “Reserve Account”); provided that if at any time the amount held in the Reserve Account is equal to the product of thirty six months times the amount of the monthly contribution, Tenant’s obligation to make additional deposits shall be temporarily suspended.  Tenant’s obligation to make such deposits shall resume at such time as the amount in the Reserve Account drops below such amount.  The Reserve Account shall remain the property of Tenant, but disbursements from the Reserve Account shall be made only by joint check executed by Landlord and Tenant upon the mutual consent of Landlord and Tenant, which consent shall not be unreasonably withheld, delayed or conditioned.  Landlord shall, within ten (10) days after receipt of a written request, either sign any such check or convey in writing to Tenant any objections to signing the check, and shall thereafter diligently work with Tenant to resolve any differences with regard to the disbursement.  Notwithstanding the foregoing, if Tenant, pursuant to the Lease, is required to make certain repairs, improvements, or replacements to the Premises or Common Area but fails to do so within the time allowed hereunder (subject to any applicable cure period), then Landlord, as provided under the Lease, may make such repairs, improvements, or replacements, and may disburse funds from the Reserve Account, without Tenant’s consent or signature on the disbursement check(s), to pay for the cost of the repairs, improvements, or replacements.  Any amount in the Reserve Account remaining at the expiration of the Lease shall remain the property of Tenant.

7.7                               Property Management Fee.  Commencing with the execution of this Lease, Tenant shall pay to Landlord a monthly fee (“Management Fee”) to cover costs of property management services in an amount not to exceed one percent (1.00%) of the Minimum Rental for the Premises whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services.

8.                                      UTILITIES.

8.1                               Payment.  Commencing with the Phase 1 Rent Commencement Date and thereafter throughout the Term of this Lease, Tenant shall pay, before delinquency, all charges for water, trash collection, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises, including any taxes on such services and utilities, and Tenant’s Operating Cost Share of all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Common Areas.  It is the intention of the parties that to the extent feasible, all services provided to the Premises (as opposed to the Common Areas and as the same shall exist from time to time) shall be separately metered to the Premises.

8.2                               Interruption.  There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause, except the gross negligence or willful misconduct of Landlord, its employees and/or agents.

9.                                      ALTERATIONS.

9.1                               Right To Make Alterations.  Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations (“Cosmetic Alterations”) costing less than One Hundred Thousand Dollars ($100,000) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and if Tenant so requests, Landlord shall specify whether Landlord intends to require that Tenant remove such Cosmetic Alterations (or any specified portions thereof) upon expiration or termination of this Lease.  Landlord’s failure to respond within fifteen (15) days of Tenant’s request or notice to Landlord shall be deemed Landlord’s consent to allow the Cosmetic Alterations to remain with the Premises at the end of the Lease Term.  Tenant shall provide to Landlord copies of any plans submitted to any governmental agency in connection with the construction of any Cosmetic Alterations, within thirty (30) days of such submittal.  All alterations, additions and improvements shall be completed with due diligence in a first-class, workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord.  With respect to all proposed alterations (other than Cosmetic Alterations or otherwise), Tenant shall provide Landlord with a cost estimate to perform the alterations, a set of plans and specifications for the proposed work, and a set of final “as built” plans of the work actually performed.  Tenant shall cause any contractors engaged by Tenant for work in the Buildings or on the Real Property  to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect.  Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the roof or equipment installations on the roof, or any substantial changes or alterations to the building systems, except Cosmetic Alterations, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).  Landlord’s failure to respond within fifteen (15) days following Tenant’s request shall be deemed approval.  Landlord shall receive no fee for supervision, profit, overhead or general conditions, but shall be entitled to be reimbursed by Tenant for any reasonable costs incurred by Landlord in connection with its retention of third parties to assist in its review of Tenant’s request for consent in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease after the date hereof.

9.2                               Title To Alterations.  All alterations, additions and improvements installed in, on or about the Premises at Tenant’s expense shall belong to Tenant during the Lease Term and upon expiration or earlier termination shall become part of the Real Property  and shall become the property of Landlord, unless Landlord elects (at the time it grants consent to installation) to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant’s movable furniture and equipment and trade fixtures.  Tenant shall promptly repair any damage caused by its removal of any such alterations, additions and improvements, furniture, equipment or trade fixtures.  Landlord shall not be entitled to require removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements.  Notwithstanding any other provisions of this Article 9, however, under no circumstances shall Tenant have any obligation to remove from the Buildings or the Real Property, at the expiration or termination of this Lease, any of the Tenant Improvements constructed by Landlord.

9.3                               Tenant Fixtures and Personal Property.  Subject to Section 9.2 and to Section 9.5, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any fixtures which are affixed to the Buildings or the Real Property  or which affect the exterior or structural portions of the Buildings or the building systems shall require Landlord’s written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

9.4                               No Liens.  Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Buildings or the Real Property.  Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Buildings and the Real Property  no later than the thirtieth day following recordation of such lien.  Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.  Tenant shall at no time voluntarily place any fixture filing or otherwise grant a security interest in any alterations, additions or improvements installed in, on or about the Premises.

9.5                               Signs. Tenant shall have the right to a proportionate share of external and monument signage, in proportion to the ratio between the Useable Square Footage in Tenant’s Premises and the total Useable Square Footage on the Real Property, provided however, Tenant shall have the right to continue to display its corporate name and logo on the exterior of the Buildings in the size and manner it is displayed as of the Effective Date (subject to changes in applicable laws or regulations requiring a modification to such signage).

10.                               MAINTENANCE AND REPAIRS.

10.1                        Tenant’s Obligation for Maintenance.

(a)                                  Good Order, Condition and Repair.

(i)                                     In addition to Tenant’s obligation to pay Tenant’s Operating Cost Share as required by Section 7,  Tenant’s repair and maintenance obligation shall be limited to the repair and maintenance of the interior of the Premises, as the same shall exist from time to time (being defined as the floor surfaces, ceiling, interior wall surfaces, electrical, plumbing, HVAC equipment exclusively serving the Premises and telephone and communications systems within such interior).

(b)                                 [Deleted].

(c)                                  Landlord’s Remedy.  If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Buildings and make the repairs or perform the maintenance necessary to restore the Buildings to good and sanitary order, in a first class condition and repair.  In such case, immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(d)                                 Condition Upon Surrender.  At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, in a first class condition and repair, free from Hazardous Materials caused to be present by Tenant, its agents or invitees (it being understood and agreed that Tenant shall have no responsibility for Hazardous Materials that have migrated onto the Real Property  through the air, water or soils), ordinary wear and tear excepted, and delivered free of radioactive licenses or other restrictions on use, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease, and repairing any damage caused by such removal.  Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

10.2                        Landlord’s Obligation for Maintenance.

(a)                                  Good Order, Condition and Repair.  Landlord, at its cost and expense, but subject to Tenant’s obligation to pay the Tenant’s Operating Cost Share as required by Section 7.1, shall keep and maintain in good and sanitary order, in a first class condition and repair, all Common Areas and each such Building and every part thereof, wherever located, including, but not limited to the structural components of the Buildings, the roof, signs, exterior, interior, walls, ceiling, electrical system, plumbing system, telephone and communications systems of each such Building, all the HVAC equipment and related mechanical systems serving each such Building, all doors, door checks, windows, plate glass, door fronts, plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of each such Building and all other interior repairs, foreseen and unforeseen, (except the interior of the Premises and the systems designated for Tenant’s exclusive use required to be repaired and maintained by Tenant as required by Section 10.1(a) above).

(b)                                 No Abatement.  There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or Common Areas, or in or to improvements, fixtures, equipment and personal property therein.

(c)                                  Landlords’ Right of Entry for Repairs.  Landlord and Landlord’s agents shall have the right to enter upon the Premises, or any part thereof, for the purpose of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s agents.  Except for emergency maintenance or repairs, the right of entry contained in this Section shall be exercisable at reasonable times, at reasonable hours and on reasonable notice (which shall not be less than twenty-four (24) hours).

11.                               USE OF PROPERTY.

11.1        Permitted Use.  Subject to Sections 11.3, and 11.4 hereof, Tenant shall use the Premises solely for an office and laboratory research and development facility, including (but not limited to) storage and use of small laboratory animals, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City and County in which the Real Property  is located and other governmental agencies having jurisdiction over the Buildings and uses therein), and for no other purpose.

11.2                        No Nuisance.  Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor commit or allow to be committed any waste in, on or about the Premises.  Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

11.3                        Compliance With Laws.  Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority.  Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises.  Tenant shall procure at its costs all licenses and permits required for Tenant’s use of the Premises.  Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply, at its expense, with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such structural and nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises.  The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

11.4                        Environmental Matters.

(a)                                  Definition of Hazardous Materials.  For purposes of this Lease, “Hazardous Materials” shall mean the substances included within the definitions of the term “hazardous substance” under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 2-5500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended, (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25 100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health &

Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL.

(b)                                 Tenant’s Obligations Re:  Hazardous Substances.

(i)                                     Tenant shall not cause or permit any Hazardous Material or hazardous waste to be brought upon, kept, stored or used in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, except that Tenant, in connection with its permitted use of the Premises as provided in Section 11.1, may keep, store and use materials that constitute Hazardous Materials which are customary for such permitted use, provided such Hazardous Materials are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii)                                  Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of Hazardous Materials or wastes by Tenant or its agents or employees.

(iii)                               Tenant shall not (A) operate on or about the Premises any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Premises for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises that could result in the Premises being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of Hazardous Materials or hazardous wastes which could have such a result).

(iv)                              Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended.  Upon request by Landlord, Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Real Property.  Notwithstanding the foregoing, Tenant shall not install any underground storage tanks at the Real Property  without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion.

(v)                                 Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises.  Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such matter in a clean and sanitary condition.  Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system of the Buildings for the disposal of anything except as permitted by any governmental entity.

(vi)                              At reasonable times and upon reasonable prior notice, prior to the expiration or earlier termination of the Lease Term, Landlord shall have the right to conduct (a) an annual hazardous waste investigation of the Premises and (b) if Landlord has reasonable cause to believe that any contamination exists on, in, under, or around the Buildings or the Premises, such other tests of the Premises and the Buildings as Landlord may deem necessary or desirable to demonstrate whether contamination has occurred as a result of Tenant’s use of the Premises.  Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, demands or actions, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination caused by Tenant, its employees or agents.  Landlord shall pay for the cost of the annual investigation and other tests of the Premises, unless it has been determined that Tenant, its employees or agents have caused contamination of the Premises with Hazardous Materials, in which case Tenant shall bear such costs.  Tenant shall pay the reasonable costs required to perform or conduct any closure study, exit audit or similar investigation required by then applicable laws.

(vii)                           Tenant shall surrender the Premises at the expiration or earlier termination of this Lease free of any Hazardous Materials caused to be present by Tenant, its employees or agents and free and clear of all judgments, liens or encumbrances relating thereto and at its own cost and expense, shall repair all damage and clean up or perform any remedial action necessary relating to any Hazardous Materials caused to be present by Tenant, its employees or agents.  Tenant, at its sole cost and expense, shall, following Landlord’s request, remove any alterations or improvements that may be contaminated or contain Hazardous Materials caused to be present by Tenant, its employees or agents.

(c)                                  Tenant’s Indemnity.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and diminution in value), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 11.4, or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any Hazardous Material or waste or any radioactive material or radiation on or about the Premises as a proximate result of Tenant’s use of the Premises or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee, vendor or invitee of Tenant.

(d)                                 Survival.  The provisions of this Section 11.4 shall survive the termination of this Lease.

12.                               INSURANCE AND INDEMNITY.

12.1                        Landlord’s Insurance.  During the Lease Term, Landlord shall keep and maintain, or cause to be kept and maintained, as part of Operating Expenses, a policy or policies of insurance on the Buildings insuring the same against loss or damage by the following risks:  fire and extended coverage, vandalism, malicious mischief, sprinkler leakage (if sprinklers are required in the Buildings under applicable building code provisions, or are installed by Tenant in the absence of such requirement) in amounts not less than ninety percent (90%) of Full

Replacement Value of the Buildings, (including both the Buildings and any tenant improvements), or the amount of such insurance Landlord’s lender requires Landlord to maintain.  The term “Full Replacement Value” shall mean actual replacement cost, including changes required by new building codes or ordinances (exclusive of the cost of excavation, foundations and footings).  Such insurance shall show, as a loss payee in respect of the Premises, Landlord, Tenant and any ground lessor or mortgagee of Landlord required to be named pursuant to its mortgage documents, as their interests may appear.  Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, earthquake, environmental remediation, loss or failure of building equipment, rental loss for a period of eighteen (18) months for periods of repair or rebuild, workmen’s compensation insurance and fidelity bonds for employees employed to perform services.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant, provided that such coverage does not duplicate coverages maintained by Tenant.  Landlord, as part of the Operating Expenses, shall further carry General Liability with General Aggregate Amount & Per Occurrence Limit insurance with a single loss limit of not less than Five Million Dollars ($5,000,000) for death or bodily injury, or property damage with respect to the Real Property.

12.2                        Tenant’s Insurance.

(a)                                  Commercial General Liability Insurance.  During the Lease Term, Tenant shall keep and maintain, or cause to be kept and maintained, at Tenant’s sole cost and expense, a policy or policies of Commercial General Liability insurance, showing, as an additional insured in respect of the Premises, Landlord, Tenant, any management company retained by Landlord to manage the Premises, any ground lessor and any lender of Landlord required to be named pursuant to its loan documents.  Such policy shall insure against any and all claims, demands or actions for injuries to persons, loss of life and damage to property occurring upon, in or about the Premises (including coverage for liability caused by independent contractors of Tenant or subtenants of Tenant working in or about the Premises), with minimum coverage in an amount not less than a Five Million Dollars ($5,000,000) combined single limit with respect to all bodily injury, death or property damage in any one accident or occurrence.  In the event of a claim, action or demand relating to the Premises, the amount of any deductible or self-insured retention and/or any award in excess of the policy limits shall be the sole responsibility of Tenant.

(b)                                 Tenant’s Risk.  Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise and equipment, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage except as more particularly heretofore set forth within this Lease.  Tenant at Tenant’s cost may carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant, business interruption or other coverages.

(c)                                  Other Insurance.  In addition to all other insurance required to be carried by Tenant hereunder, Tenant, throughout the Lease Term, shall provide and keep in force at Tenant’s sole cost and expense the following:

(i)                                     Workman’s Compensation insurance to the full extent required under the laws of the State of California;

(ii)                                  Insurance on Tenant’s equipment, personal property and other contents in, on or about the Premises insuring against loss or damage by all risks covered by “special form” coverage, in amounts equal to ninety percent (90%) of their full replacement value;

(iii)                               [Deleted]; and

(iv)                              Other nonduplicative insurance required by Landlord, in types and amounts consistent with commercially reasonable practice.

12.3                        Insurers; Primary Insurance.  All policies of insurance provided for herein shall be on an occurrence basis and shall be issued by insurance companies with a general policy holder’s rating of not less than A- and a financial rating of not less than Class XV as rated in the most current available “Best’s” Insurance Reports.  Such insurance companies shall be qualified to do business in the State of California.  All such policies carried by Tenant shall name Landlord, any ground lessor and any lender (or its successors and assigns) as additional insureds, and shall be for the mutual and joint benefit and protection of Landlord, Tenant, any ground lessor and Landlord’s first mortgagee or beneficiary.  All public liability and property damage policies carried by Tenant shall contain a provision that Landlord, although named as an insured, nevertheless shall be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant.  As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.  All policies of insurance must contain a provision that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse.  All public liability, property damage and other casualty policies carried by Tenant shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.  Tenant shall, upon request from Landlord from time to time, immediately deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to the Premises.  All liability policies shall contain endorsements for cross-liability, fire, legal liability, broad form contractual liability, employer’s automobile non-ownership, products completed operation coverage and dram shop liability, as applicable.

12.4                        Blanket Policy.  Notwithstanding anything to the contrary contained within this Section 12, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord, any ground lessor and any lender shall be named as an additional insured thereunder as their interests appear, the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and the requirements set forth herein are otherwise satisfied.

12.5                        Deductibles.  The deductible amounts, if any, with respect to all insurance, which Tenant is required to maintain hereunder, shall not exceed Twenty Thousand Dollars ($20,000) per claim or occurrence.  The amount of the deductibles, if any, within this limitation shall be a business decision by Tenant; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, except to the extent the event resulting in the claim was caused by Landlord’s or Landlord’s agents’ gross negligence or willful misconduct.

12.6                        Certificates.  Upon the execution and delivery of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore maintained, Tenant shall deliver to Landlord certificates of insurance with respect to the policies of insurance required by this Lease or duplicate originals of all such policies.  Landlord, upon reasonable notice, may inspect and copy any policies of insurance, and any records relating thereto kept and maintained by Tenant.

12.7                        Adjustment in the Event of Loss.  Except as otherwise provided herein, all insurance proceeds payable with respect to any damage or destruction to the Premises (but not with respect to Tenant’s personal property, it being understood that insurance proceeds allocable to Tenant’s personal property shall be payable directly to Tenant) shall be payable to Landlord and Tenant, jointly, to be held in an interest bearing account.  If Tenant and Landlord undertake to repair said damage in accordance with Article 15 below, the proceeds shall be made available to Tenant as to the tenant improvements and to Landlord as to the Building and Common Area used to fund the reconstruction.  In all other events, the proceeds shall be the sole property of Landlord except otherwise expressly provided herein.  Landlord shall be entitled to compromise, adjust or settle any and all claims with respect to insurance carried by it covering the Premises.  Each party agrees to execute and deliver to the other party such releases, endorsements and other instruments as the other party reasonably may require in order to compromise, adjust or settle any insurance claim which such other party shall be entitled to compromise, adjust or settle pursuant to this paragraph and to enable the other party or its designee to collect such insurance proceeds as are payable in respect of such claim.

12.8                        Proration Upon Termination.  If any of the insurance required to be carried by Tenant hereunder is still in effect at the termination of this Lease, Landlord may elect to terminate such insurance, or Landlord shall reimburse Tenant for the pro rata portion of the premium paid by Tenant for such insurance based upon the number of days remaining unexpired in such insurance.

12.9                        Waiver of Subrogation.  To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Premises or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried by either Landlord or Tenant.  This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier.  Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss.  Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

12.10                 Indemnification.

(a)                                  Tenant’s Indemnification Obligations.  Tenant shall indemnify, defend, and hold Landlord and its lenders, agents, employees, directors, officers, managers, members, partners, affiliates, independent contractors, and property managers (collectively, “Landlord’s Agents” or “Agents”) harmless from and against any and all claims, demands, liability, loss or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, Tenant’s use of the Premises, any activity, work, or other thing done, permitted, or suffered by Tenant in or about the Buildings, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the Term of this Lease, except to the extent that the event giving rise to the claim, demand, liability, loss or damage was caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents.  Tenant shall further indemnify, defend, and hold Landlord and Landlord’s Agents harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon.  In any case, action, or proceeding brought against Landlord or Landlord’s Agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause arising prior to the later of the termination of this Lease or the date Tenant has performed all obligations under Section 10.1(d) and is no longer in possession of the Premises (except for such damage or injury caused by Landlord’s or Landlord’s Agents’ willful misconduct or gross negligence), and Tenant hereby waives all claims in respect thereof against Landlord and Landlord’s Agents.  Tenant’s obligation to indemnify under this paragraph shall include attorneys’ fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord and Landlord’s Agents.  If the ability of Tenant to use the Premises or the Buildings is interrupted for any reason, Landlord and Landlord’s Agents shall not be liable to Tenant for any loss or damages occasioned by such loss of use, except to the extent such loss or damages is caused by Landlord’s or its Agents’ willful misconduct or gross negligence.

(b)                                 Landlord’s Indemnification Obligations.  Landlord shall indemnify, defend and hold Tenant and its members, partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Premises by reason of the gross negligence or willful misconduct or omission by Landlord or Landlord’s Agents.  Landlord shall further indemnify, defend, and hold Tenant and its members, partners, shareholders, officers, directors, agents and employees harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon.  In any case, action, or proceeding brought against Tenant or its members, partners, shareholders, officers, directors, agents and employees by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

12.11                 Limitation on Landlord Liability.  Neither Landlord nor Landlord’s Agents shall be liable for loss or damage to any property by theft or otherwise, or for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Buildings or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface or from any other place resulting from dampness or any other cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents.  Neither Landlord nor Landlord’s Agents, shall be liable for interference with or loss of business by Tenant.  Tenant shall give prompt written notice to Landlord in case of fire or accidents in the Premises or in the Buildings or of defects therein or in the fixtures or equipment belonging to Landlord.  If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Premises.  Landlord’s Agents shall not be personally liable for any deficiency except to the extent liability is based upon willful misconduct.  If Landlord is a partnership, joint venture, or limited liability company, the partners or members of such partnership or limited liability company, as the case may be, shall not be personally liable and no partner or member of Landlord (or of any affiliated entity) shall be sued or named as a party in any suit or action, or service of process be made against any partner or member of Landlord (or of any affiliated entity), except as may be necessary to secure jurisdiction of the partnership, joint venture, or limited liability company or to the extent liability is caused by willful misconduct.  If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation.  No partner, member, shareholder, director, employee, or agent of Landlord (or of any affiliated entity) shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

13.                               SUBLEASE AND ASSIGNMENT.

13.1                        Assignment and Sublease of Building.

(a)                                  Consent Required.  Except in connection with a Permitted Transfer, Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant’s leasehold estate hereunder, or permit any other person (excepting Tenant’s agents and employees) to occupy the Premises or any portion thereof, without Landlord’s prior written consent, which consent shall be not be unreasonably withheld, delayed or conditioned   Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord’s right to require consent to any subsequent assignment, subletting or other transfer.  If Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of all outstanding stock or interests, or liquidation thereof, shall be deemed an assignment within the meaning and provisions of this section and the sale of all or substantially all of the assets of Tenant shall be deemed an assignment within the meanings and provisions of this section.  The foregoing sentence shall not apply to:  (i) any corporation or partnership which is a reporting company under the Securities Exchange Act of 1934,  or (ii) a sale to an entity with a net worth, as designated in its most recent financial statement (no older than 3 months), equal to or greater than Tenant’s net worth on the Effective Date.  Tenant shall reimburse Landlord for all of Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant’s interest in and to the Premises, not to exceed One Thousand Dollars ($1,000) per request plus reasonable out-of-pocket expenses payable to third parties.  Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void.

(b)                                 Permitted Transfers.  Notwithstanding the foregoing, (i) any bona fide financing or capitalization, including a public offering of the common stock of Tenant, shall not be deemed to be an assignment hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Buildings, or any portion thereof, without Landlord’s consent, to any Affiliate of Tenant, or to any entity which results from a merger, reorganization or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”).  For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a twenty five percent (25%) equity interest, any entity which owns at least a twenty five percent (25%) equity interest in Tenant and/or any entity which is related to Tenant by a chain of ownership interests involving at least twenty five percent (25%) equity interest at each level in the chain.  Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.  The transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

(c)                                  Consent Required.  Landlord’s consent may be based upon a determination that the same type, class, nature and quality of business, services, management and financial soundness of ownership shall exist after the proposed assignment or subletting and, provided further, that each and every covenant, condition and obligation imposed upon Tenant by this Lease and each and every right, remedy and benefit afforded Landlord by this Lease and the underlying purpose of this Lease is not thereby impaired or diminished.  The determination by Landlord as to whether consent will be granted in any specific instance may be based on, without limitation, the following factors, which shall be in Landlord’s reasonable discretion:  (a) whether the transferee’s use of the Premises will be compatible with the provisions of this Lease; (b) the financial capacity of the transferee; (c) the business reputation of the transferee; (d) the quality and type of the business operations of the transferee; and (e) the business experience of the proposed transferee.  This list of factors is not intended to be exclusive, and Landlord may rely on such other basis for judgment as may apply from time to time.

(d)                                 Procedure to Obtain Consent.  If Tenant desires at any time to assign this Lease or to sublet the Premises or any portions thereof, it first shall notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee.  Any request for Landlord’s approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and preparation, including reasonable attorneys’ fees, of any documents relating to such proposed transfer, not to exceed One Thousand Dollars ($1,000) for each transfer plus reasonable out-of-pocket expenses payable to third parties.  The provisions and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease.  In addition, the transferee must expressly assume all of the obligations of Tenant under this Lease.  Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its continuing obligation to pay the rent and perform all the other obligations to be performed by Tenant hereunder.  The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept rent and other performance from the transferee.  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

(e)                                  Sublease of Phase 2A.  In the event of any sublease of Phase 2A, in addition to any other payment obligation of Tenant hereunder, Tenant shall remit to Landlord, as additional rent, as and when received by Tenant, all net subrents received from a subtenant in excess of $2.00 per rentable square foot per month.  For purposes of this section “net subrents” are defined as all rents received from a subtenant however designated, net of any out-of-pocket costs incurred by Tenant to sublease the space and net of any payments received from a subtenant as reimbursement of operating expenses, taxes, utilities or service fees.

13.2                        Rights of Landlord:  Effect of Landlord’s Consent.  Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Buildings or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 13, nor constitute consent to any subsequent assignment or subletting.  No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder.  In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor.

13.3                        Advertising.  In no event shall Tenant display on or about the Premises any signs for the purpose of advertising the Premises for assignment, subletting or other transfer of rights, without the Landlord’s prior consent, which shall not be unreasonably withheld or delayed.

Landlord shall not display on or about the Premises any signs for the purpose of advertising any of the Real Property  for lease, subletting, assignment or rent except with the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

13.4                        Writing Required.  Each Permitted Transfer, permitted assignment or sublease shall be consummated by an instrument in writing executed by the transferor and transferee in form satisfactory to Landlord.  Each assignee and subtenant shall agree in writing for the benefit of the Landlord herein to assume all obligations of Tenant hereunder which are applicable to the space subject to the assignment or sublease and any associated common areas, including the payment of all amounts due or to become due under this Lease directly to the Landlord.  At least one executed copy of such written instrument shall be delivered to the Landlord.

13.5        Transfer Premiums.  If Tenant assigns or sublets its rights under this Lease, Tenant shall pay to Landlord as additional rent, after Tenant has recovered any relevant leasing commissions, costs of tenant improvements and other expenses of the assignment or sublease, the unamortized (over the Term of the Lease) costs of any tenant improvements consented to by Landlord paid for by Tenant prior to such Transfer, one-half (1/2) of all such excess consideration due and payable to Tenant from said assignment or sublease to the extent said consideration exceeds the rent or a pro rata portion of the rent, in the event only a portion of the Premises is sublet or assigned.

14.                               RIGHT OF ENTRY AND QUIET ENJOYMENT.

14.1                        Right of Entry.  Landlord and its authorized representatives shall have the right to enter the Buildings at any time during the Term of this Lease during normal business hours when accompanied by a representative of Tenant and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice and no accompaniment shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Buildings or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may be entitled to make hereunder, to show the Buildings to prospective purchasers, lenders and investors, to show the Buildings to prospective tenants (but only during the final eighteen (18) months of the Term of this Lease), and to post notices of nonresponsibility.  Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use its best reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

14.2                        Quiet Enjoyment.  Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term of this Lease, or until this Lease is terminated as provided by this Lease.

15.                               CASUALTY AND TAKING.

15.1                        Damage or Destruction.

(a)                                  Termination Rights.  If the Buildings, or the Common Areas necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the Term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Buildings and Common Areas and the tenant improvements, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Real Property  to a condition comparable to that existing immediately prior to the occurrence.  In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, or if such damage or destruction (despite being repaired to the extent then permitted under applicable governmental laws, regulations and building codes) would materially impair Tenant’s ability to conduct its business in the Premises, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within sixty (60) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction after being repaired would not materially impair Tenant’s ability to conduct its business in the Premises, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly Minimum Rental and of Tenant’s Operating Cost Share, based upon the extent to which Tenant’s ability to conduct its business in the Premises is impaired, and Landlord shall restore the Common Areas and Building and tenant improvements to a complete architectural whole and to a functional condition.  In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last twenty-four (24) months of the Term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord shall repair and restore applicable portions of the Real Property  in accordance with the first sentence of this Section 15.  Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Project with respect to termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

(b)                                 Limitations on Parties’ Obligations.  The obligations of Landlord pursuant to Section 15.1(a) are subject to the following limitations:

(i)                                     If the occurrence results from a peril which is required to be insured pursuant to Section 12.1(c) above, the obligations of Landlord shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the permitted deductible (provided that Landlord shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Article 12, and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii)                                  If the occurrence results from a peril which is not required to be insured pursuant to Article 12 above and is not actually insured, Landlord shall be required to repair and restore the Building and Common Areas and tenant improvements to the extent necessary for Tenant’s continued use and occupancy of the Buildings, provided that Landlord’s obligation to repair and restore shall not exceed an amount equal to ten percent (10%) of the replacement cost of the Building and Common Area improvements and ten percent (10%) of the replacement cost of the tenant improvements; if the cost to repair and restore exceeds such amount, then Landlord may terminate this Lease unless the Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall.

(c)                                  Entitlement to Insurance Proceeds.  If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Article 12, Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds, after repayment of the loan, shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the Term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(d)                                 Abatement of Rent.  From and after the date of an occurrence resulting in damage to or destruction of the Buildings or of the Common Areas necessary for Tenants use and occupancy of the Buildings, and continuing until the earlier of the date repair and restoration thereof are completed or the date on which rental loss insurance payments cease, there shall be an equitable abatement of Minimum Rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Buildings is impaired.

15.2                        Condemnation.

(a)                                  Termination Rights.  If during the Term of this Lease the Real Property  or Improvements or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), then (i) this Lease shall terminate as to the entire affected Premises at Landlord’s election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire affected Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the balance of the Premises, and (iii) this Lease shall remain in full force and effect as to the remaining portion of the Premises.  If Tenant elects to terminate this Lease, as to the affected Premises, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant.  If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of Minimum Rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the Building and Common Area and tenant improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking.  In connection with any such restoration, Landlord shall use its best efforts (including, without limitation, any necessary negotiation or intercession with its lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Tenant and Landlord subject only, to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements.  Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Buildings or Real Property.

(b)                                 Limitations on Parties’ Obligations.  The obligations of Landlord pursuant to Section 15.2(a) are subject to the following limitations:

(i)                                     Landlord’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to ten percent (10%) of the replacement cost of the Building and Common Area improvements and an amount equal to ten percent (10%) of the replacement cost of the tenant improvements; if the replacement cost exceeds such amount, then Landlord may terminate this Lease unless Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii)                                  If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Real Property  lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

15.3                        Reservation of Compensation.  Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements and the Real Property, but not the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages expressly awarded to Tenant on account of Tenant’s loss of the leasehold estate and Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Buildings at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the Term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the Term of this Lease, and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii), notwithstanding any contrary provisions of this Section 15.3.

15.4                        Restoration of Improvements.  In connection with any repair or restoration of Improvements following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking.  To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld, delayed or conditioned), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would substantially impair or impede Tenant’s conduct of its business in the Buildings (in which case any such modifications in the Building shall require Tenant’s consent, not unreasonably withheld, delayed or conditioned) or would materially affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Buildings (in which case any such modifications shall require Tenant’s consent, not to be unreasonably withheld, delayed or conditioned).

16.                               DEFAULT.

16.1                        Events of Default.  The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a)                                  Nonpayment.  Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure;

(b)                                 Other Obligations.  Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (a) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time.  Notwithstanding the foregoing, if any such failure on the part of Tenant affects or threatens to affect the health or safety of others, or would result in the destruction of property, Tenant shall immediately begin to cure and shall use its diligent and best efforts in pursuing said cure to completion (it being understood and agreed that Landlord shall not be entitled to exercise any remedy to terminate this Lease unless and until such failure shall have continued for thirty (30) days after written notice of such failure);

(c)                                  General Assignment.  A general assignment by Tenant for the benefit of creditors;

(d)                                 Bankruptcy.  The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days.  In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.  Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Buildings continue to be operated only for the use permitted hereunder.  The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(e)                                  Receivership.  The employment of a receiver appointed by court order to take possession of substantially all of Tenants assets or its interest in the Buildings, if such receivership remains undissolved for a period of sixty (60) days;

(f)                                    Attachment.  The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or its interest in the Buildings, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof; or

(g)                                 Insolvency.  The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

16.2                        Remedies Upon Tenant’s Default.

(a)                                  Re-entry; Termination.  Upon the occurrence of any event of default described in Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Buildings or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant).  In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b)                                 Continuation of Lease.  Even if Tenant has breached this Lease and abandoned the Buildings, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section.  Acts of maintenance, preservation or efforts to relet the Buildings or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c)                                  Remedies.  If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Buildings, expenses of reletting, including necessary repair, renovation and alteration of the Buildings, reasonable attorneys’ fees, and other reasonable costs.  The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at twelve percent (12%) per annum from the date such amounts accrued to Landlord.  The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

16.3                        Remedies Cumulative.  All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

16.4                        Landlord’s Default.  Landlord shall not be deemed to be in default of this Lease unless Landlord fails within a reasonable time (or the time specified herein, if applicable) to perform an obligation required to be performed by it.  Tenant agrees to give Landlord and any lender designated by Landlord notice of any Landlord default, and a reasonable opportunity to cure such default.

17.                               SUBORDINATION, ATTORNMENT AND SALE.

17.1                        Subordination to Mortgage.  This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Buildings, the Real Property, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to ail renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Buildings, the Real Property, or any of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer.  Tenant agrees to execute such other commercially reasonable documentation as may be required by an institutional lender to evidence such subordination and to attorn to any such ground lessor, mortgagee, trustee, beneficiary or leaseback lessor in the event such party succeeds to Landlord’s interest hereunder and agrees to recognize this Lease.  Moreover, Tenant’s obligations under this Lease shall be conditioned on Tenant’s receipt within thirty (30) days after mutual execution of this Lease, from any existing ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Real Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period, Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer.  If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects in writing to have this Lease be an encumbrance upon the Real Property  prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof.  Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be.  Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

17.2                        Sale of Landlord’s Interest.  Upon sale, transfer or assignment of Landlord’s entire interest in the Buildings and the Real Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

17.3                        Estoppel Certificates.  Tenant or Landlord (the “Responding Party”) as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the “Requesting Party”), execute, acknowledge and deliver to the Requesting Party a certificate in writing stating:  (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the Requesting Party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the Requesting Party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the Requesting Party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Real Property, or prospective sublessee or assignee of this Lease.  Any such certificate provided under this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the Requesting Party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Real Property, by any subtenant or assignee, or by any other third party.  Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the Requesting Party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the Responding Party for execution.

18.                               SECURITY.

18.1                        Deposit.  Upon execution of the original Lease, Tenant deposited with Landlord the sum of $5,500,000.  In lieu of a cash security deposit, Tenant elected to provide one or more irrevocable letters of credit, payable to Landlord, as a security deposit.  Upon the execution of this Lease, the amount of such deposit shall be reduced to $1,375,000.  At Tenant’s election, in lieu of a cash security deposit, Tenant may continue to provide one or more irrevocable letters of credit in amounts described above, payable to Landlord, and issued by an institution and in form reasonably satisfactory to Landlord.  Such sums or the Letter of Credit (individually and collectively, the “Security Deposit”) shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof; provided that if at any time Tenant shall have maintained an investment grade credit rating of BBB or better by Standard and Poors for a consecutive twelve month period, Landlord shall return the Security Deposit to Tenant.  Upon the execution of this Lease, Landlord shall promptly obtain the release of any Letters of Credit pledged as permitted in Section 18.2 below which exceed the amounts indicated above and shall return such Letters of Credit to Tenant.  Upon such release and return, Tenant shall cause to be issued and delivered a substitute letter of credit in the amount of the required security deposit.  If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental, unreimbursed Operating Expenses or any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  Landlord may also apply the Security Deposit toward costs incurred to repair damages to the Premises or to clean and bring the Premises to good order, condition and repair during its Lease Term and upon expiration or sooner termination of this Lease.  If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall be required to keep any deposit under this Section separate from Landlord’s general funds in an interest bearing account reasonably acceptable to Tenant, and Tenant shall be entitled to the interest thereon, to be paid to Tenant when and if the Security Deposit is refundable to Tenant.  If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, together with all accrued interest, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, at the expiration of the Term of this Lease and after Tenant has vacated the Premises.  In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord’s successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

18.2                        Pledge of Security Deposit.  The Security Deposit may be pledged by Landlord as additional collateral to any lender having a security interest in the Real Property.  The lender may use, apply or retain all or any part of the Security Deposit for the payment of Building Costs, but only in the event that lender shall have notified Landlord and Tenant that such Building Costs remain unpaid and the parties shall have failed within thirty (30) days following receipt of such notice to cure such nonpayment.  For purposes of this Section, “Building Cost(s)” shall mean any and all costs actually incurred in constructing the Building, Common Area and the related site improvements including, but not limited to, costs for demolition, grading, utility fees, architectural and engineering fees, permits, surveys, appraisals, insurance, legal and accounting fees, development overhead, construction management, blueprinting, equity fees, construction lender, permanent lender and mortgage banker fees, interest carry, site improvements, off-site improvements and tenant improvements.  If any portion of the Security Deposit is so applied, upon the Phase 1 Rent Commencement Date, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a material breach of this Lease.

19.                               MISCELLANEOUS.

19.1                        Notices.  All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or three (3) days after deposit in the United States mail, registered or certified mail, postage prepaid, assessed to the parties at their respective addresses as follows:

To Tenant:	150 Industrial Road
San Carlos, CA 94070
Attn: Ajay Bansal, Chief Financial Officer

with a copy to:	150 Industrial Road
San Carlos, CA 94070
Attn: Paula Kasler, Esq.

and with a copy to:	Greenberg Traurig LLP
Attn: Toni Wise, Esq.
2000 University Avenue
East Palo Alto, CA 94303
Attn: Toni P. Wise, Esq.

To Landlord:	Inhale 201 Industrial Road L.P.
c/o Bernardo Property Advisors, Inc.
17140 Bernardo Center Dr., Suite 195
San Diego, CA 92128
Attn: Alan D. Gold

with a copy to:	Seltzer Caplan McMahon Vitek
2100 Symphony Towers
750 B Street
San Diego, CA 92101
Attn: David J. Dorne, Esq.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section.  Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord’s address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

19.2                        Successors and Assigns.  The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Real Property, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

19.3                        No Waiver.  The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

19.4                        Severability.  If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

19.5                        Litigation Between Parties.  In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings.  “Prevailing Party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

19.6                        Surrender.  A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies.  This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

19.7                        Interpretation.  The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant.  The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

19.8                        Entire Agreement.  This written Lease, together with the exhibits hereto, and that certain Redemption Agreement dated as of June 22, 2004, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof and replaces any prior agreements, including the prior lease, and any prior correspondence, memoranda or agreements.  This Lease may be modified only by an agreement in writing signed by each of the parties.

19.9                        Governing Law.  This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

19.10                 No Partnership.  The relationship created by this lease between Landlord and Tenant is solely that of a lessor and lessee.  Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.  Neither party is the agent or representative of the other.

19.11                 Financial Information.  From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Real Property  designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information.  In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request.  Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Real Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Real Property, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant.  For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated.  Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Real Property financial information pertaining to, Tenant’s financial status.  Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

19.12                 Costs.  Notwithstanding anything to the contrary contained in this Lease, if Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Buildings or any portion thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys’ fees) up to a maximum of $1,000 per request.

19.13                 Time.  Time is of the essence of this Lease, and of every term and condition hereof

19.14                 Brokers. Each party represents and warrants that no other broker participated in the consummation of this Amended and Restated Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other person making such claim.

19.15                 Memorandum of Lease.  At any time during the Term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

19.16                 Corporate Authority.  Each person signing this Lease on behalf of Tenant or Landlord warrants that he or she is fully authorized to do so and, by so doing, to bind the entity on whose behalf he or she is signing.

19.17                 Execution and Delivery.  This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

19.18                 Survival.  Without limiting survival, provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 7.4, 9.2, 9.3, 9.4, 11.4, 12.10, 12.11, 19.5 and 19.11 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

19.19                 Waiver of Jury Trial.  The parties hereto shall, and they hereby do, waive trial by jury in any action or proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease.

19.20                 Exclusivity.  Landlord agrees that it shall not, during the Term of this Lease or any period during which Tenant occupies all or any portion of the Premises, lease or allow the use or occupancy of any portion of the Premises or the Buildings to or by any party which is a competitor of Tenant.

19.21                 Tenant’s Remedies.  Except to the extent expressly provided herein, no event or occurrence during the Lease Term is intended to allow Tenant the right to surrender or terminate this Lease or to relieve Tenant from any of its obligations hereunder, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise (except for rights conferred herein) to surrender or terminate this Lease or to claim any abatement or suspension of Rent or other sums payable hereunder.

19.22                 Security Measures.  Tenant acknowledges that the Rent payable to Landlord hereunder does not and will not include the cost of guard service or other security services and that Landlord shall have no obligation whatsoever to provide same.  Tenant agrees that Landlord shall have no responsibility for the protection of the Premises, Tenant, its agents and invitees or their property from the acts of third parties.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”	“Tenant”

Inhale 201 Industrial Road, L.P., a California limited partnership	Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.), a Delaware corporation

By SciMed Prop III, a California corporation,	By:
its General Partner	Name:
Its:

By:	By:
Name:	Name:
Its:	Its:

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A

REAL PROPERTY LEGAL DESCRIPTION

All that certain real property in the State of California, County of San Mateo, City of San Carlos more particularly described as follows:

ALL LANDS LYING WITHIN THE EXTERIOR BOUNDARIES OF THAT MAP ENTITLED “REVERSION TO ACREAGE OF THE LANDS OF ARNDT ELECTRONICS LYING WITHIN THE COUNTY OF SAN MATEO, BEING PARCELS 1, 2, 3 AND 4 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN VOLUME 51 OF PARCEL MAPS AT PAGE 71 RECORDS OF SAN MATEO,” FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 6, 1986 IN VOLUME 58 OF PARCEL MAPS AT PAGE 13.

ASSESSOR’S PARCEL NOS.	046-020-370	JOINT PLANT NOS.	046-002-020-22A
	046-020-380		046-002-020-22-01A
046-002-020-22-02A
046-002-020-22-03A
046-002-020-23A
046-002-020-23-01A

EXHIBIT B

SITE PLAN

(attached)

EXHIBIT C

Work Letter

Exhibit “B”

CERTIFICATE OF ESTOPPEL

                               , 2004

201 INDUSTRIAL ROAD, L.P.

11440 West Bernardo Court, Suite 208

San Diego, CA 92127

Attention:        Alan D. Gold

Re:	Original Lease Date	September 14, 2000

	Parties:	Inhale 201 Industrial Road, L.P. (Landlord) and

Nektar Therapeutics, a Delaware corporation, formerly known as Inhale Therapeutics, Inc. (Tenant)

	Premises:	201 Industrial Road, San Carlos, CA

	Commencement Date:	Phase 1A:
Phase 1B:
Phase 2A:

	Original Expiration Date:	Phase 1A:
Phase 1B:
Phase 2A:

Original Security Deposit:

	Monthly Rent:	Phase 1A:
Phase 1B:
Phase 2A:

	Monthly Rent Paid Through:	Phase 1A:
Phase 1B:
Phase 2A:

Dear Mr. Gold:

We are the Tenant under the Build-to-Suit Lease described above and attached hereto. We are providing this certificate to permit you and prospective purchasers of the premises described above (Premises) to rely on it as conclusive evidence of the matters stated below. We warrant and represent as follows:

A.                                   The Build-to-Suit Lease dated September 14, 2000, as amended and restated by that certain Amended and Restated Build-to-Suit Lease dated               , 2004 (as so amended, the “Lease”) is currently in effect and, together with the Redemption Agreement dated effective June     , 2004 (the “Redemption Agreement”) and documents recited therein, constitutes the entire agreement between Landlord and Tenant with respect to the Premises.

B.                                     A true and complete copy of the Lease is attached hereto, and there have been no modifications or amendments to the Lease other than as attached hereto.

C.                                     Tenant presently occupies and is in sole possession of Phases 1A and 1B of Premises. Lessee has not subleased all or any part of the Premises or further assigned the Lease except as follows:                                                              .

D.                                    The Term of the Lease commenced on the dates written above for the respective phases. The Term of the Lease shall expire on the dates written above for the respective phases. Lessee has no options or rights to renew or extend the term of the Lease except as set forth in the Lease.

E.                                      The Monthly Rent for each phase is as indicated above and has been paid through                                  . No rent has been prepaid for more then one (1) month except as follows:                                                                                        .

F.                                      As of the date of this certificate and to the best of Tenant’s knowledge, Landlord has fully performed all of its obligations under the Lease, is not in default in the performance of the Lease, and has not committed any breach of the Lease except as follows:                                                                                                  .

G.                                     Tenant currently has no defenses, setoffs, or counterclaims to (i) the payment of rent and all other amounts due or to become due from Tenant to the Landlord, or (ii) any other obligations to be performed by Tenant from time to time under the Lease except as follows:                                                                                                    .

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NEKTAR THERAPEUTICS, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

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